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                                                                  EXHIBIT 10.5.6

                    FIRST AMENDMENT TO STANDARD OFFICE LEASE
                       (600 CORPORATE POINTE, SUITE 1200)


      THIS FIRST AMENDMENT TO STANDARD OFFICE LEASE ("FIRST AMENDMENT") is made and entered into as of the 1st day of April, 2000, by and between ARDEN REALTY FINANCE IV, L.L.C., a Delaware limited liability company ("LANDLORD") and INVESTMENT TECHNOLOGY GROUP, INC., a Delaware corporation ("TENANT").


                                R E C I T A L S :
                                - - - - - - - -


      A. Landlord and Tenant entered into that certain Standard Office Lease, dated as of February 29, 2000 (the "LEASE"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain office space consisting of 23,520 rentable square feet and commonly known as Suite 1200, located in that certain building at 600 Corporate Pointe, Culver City, California (the "BUILDING").

      B. By this First Amendment, Landlord and Tenant desire to modify the Lease as provided herein.

      C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                               A G R E E M E N T :
                               - - - - - - - - -


      1. COMMENCEMENT DATE. Notwithstanding anything to the contrary in the Lease, Landlord and Tenant hereby agree that the Commencement Date shall be March 23, 2000 (not March 15, 2000, as set forth in Article 1.A of the Lease). Landlord and Tenant agree that Tenant has already paid Basic Rental for the period from March 15, 2000 until March 23, 2000 in the amount of Thirteen Thousand Six Hundred Fifty-Six and No/100 Dollars ($13,656.00). Accordingly, Tenant shall be entitled to an increase in the Improvement Allowance in the amount of Thirteen Thousand Six Hundred Fifty-Six and No/100 Dollars ($13,656.00), as set forth in Section 3, below.

      2. BASIC RENTAL. Article 1.C of the Lease is hereby deleted and the following shall be inserted in its place:

      "C.  Basic Rental:


                                                           MONTHLY BASIC
                         ANNUAL BASIC    MONTHLY BASIC   RENTAL PER RENTABLE
           LEASE MONTH      RENTAL           RENTAL          SQUARE FOOT
           -----------   ------------    -------------   -------------------
              1-3*        $635,040.00      $52,920.00          $2.25

              4-30        $578,592.00      $48,216.00          $2.05

              31-69       $606,816.00      $50,568.00          $2.15

            *Including the partial month at the beginning of the Term"

      3. IMPROVEMENT ALLOWANCE. Notwithstanding anything to the contrary in the Lease, the Improvement Allowance shall be Four Hundred Seventy-Nine Thousand Nine Hundred Eighty-Two and No/100 Dollars ($479,982.00) (I.E., $21.00 for each of the 22,206 usable square

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feet of the Premises plus $13,656.00 as set forth in Section 1, above). To reimburse Tenant for initial planning costs, Landlord shall pay Tenant a portion of the Improvement Allowance in the amount of Three Hundred Thirty-Three Thousand Ninety and No/100 Dollars ($333,090.00) (I.E., $15.00 per usable square foot of the Premises) (the "INITIAL ALLOWANCE AMOUNT") within ten (10) business days following the mutual execution and delivery of this First Amendment. The balance of the Improvement Allowance in the amount of One Hundred Forty-Six Thousand Eight Hundred Ninety-Two and No/100 Dollars ($146,892.00) shall be disbursed by Landlord in accordance with the terms of Section 2.2 of the Tenant Work Letter attached to the Lease as Exhibit "D" (the "TENANT WORK LETTER"), provided that Landlord shall have no obligation to make any disbursements of the Improvement Allowance until Tenant's requests for payment exceed in the aggregate Three Hundred Thirty-Three Thousand Ninety and No/100 Dollars ($333,090.00) (I.E., the Initial Allowance Amount). Tenant agrees that the Initial Allowance Amount shall be spent by Tenant only for Improvement Allowance Items (as set forth in Section 2.2 of the Tenant Work Letter). In no event shall Landlord be obligated to make disbursements in a total amount which exceeds the amount of the Improvement Allowance, as set forth above, and in no event shall Tenant be entitled to any credit for any unused portion of the Improvement Allowance (including the Initial Allowance Amount plus the remainder) not spent by Tenant for Improvement Allowance Items by the date which is the last day of the calendar month which is thirty-six (36) full calendar months after the Commencement Date. Tenant acknowledges that the Initial Allowance Amount is being disbursed by Landlord prior to the disbursement of the remainder of the Improvement Allowance and in the event the Lease is terminated for any reason (whether because of a Tenant default or otherwise) prior to the disbursement of the remainder of the Improvement Allowance, Tenant shall be required to repay in full to Landlord upon demand by Landlord any portion of the Initial Allowance Amount which has not yet been spent on Improvement Allowance Items.

      4. TEMPORARY SIGNAGE. Tenant shall pay Arden Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) no later than June 30, 2000 for the right to have the "Temporary Sign," as that term is defined below, from April 1, 2000 until June 30, 2000, which payment shall be non-refundable and not credited against any rent due under the Lease. Tenant, at Tenant's sole cost, shall have the right to one sign displaying Tenant's name (the "TEMPORARY SIGN") to be placed on the Building in an area to be mutually agreed upon by Landlord and Tenant. Tenant's Temporary Sign shall be subject to Landlord's approval as to size, design, location, graphics, materials, colors and similar specifications and shall be consistent with the exterior design, materials and appearance of the Building and the Building's signage program and shall be further subject to all applicable local government laws, rules, regulations, codes and other approvals. Tenant's Temporary Sign shall be personal to the Tenant originally named in this First Amendment and may not be assigned to any assignee or sublessee, or to any other person or entity. The cost incurred in connection with the initial purchase and installation of the Temporary Sign and the cost to maintain the Temporary Sign shall be paid by Tenant. Upon the expiration of the term of Tenant's lease of the Temporary Sign, or earlier termination of the Lease, or in the event the conditions precedent to the grant of Tenant's Temporary Sign are no longer satisfied, Landlord shall have the right to remove the Temporary Sign and Tenant shall be responsible for any and all costs associated with the removal of the Temporary Sign, including, but not limited to, the cost to repair and restore the Building to its original condition.

      5. NO FURTHER MODIFICATION. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this First Amendment.

      [SIGNATURES ON FOLLOWING PAGE]


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      IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

                                    "Landlord":

                                    ARDEN REALTY FINANCE IV, L.L.C.,
                                    a Delaware limited liability company

                                    By:
                                         -------------------------------------
                                         Victor J. Coleman
                                         Its:  President and COO

                                    By:
                                         -------------------------------------
                                         Its:
                                             ---------------------------------





                                    "Tenant":

                                    INVESTMENT TECHNOLOGY GROUP, INC.,
                                    a Delaware corporation

                                    By:
                                          ------------------------------------
                                    Print Name:
                                               -------------------------------
                                          Its:
                                              --------------------------------

                                    By:
                                          ------------------------------------
                                    Print Name:
                                               -------------------------------
                                          Its:
                                              --------------------------------


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